UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2009
Aspect Medical Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24663	04-2985553

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Upland Road Norwood, Massachusetts	02062

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 559-7000

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01. Other Events.
SIGNATURE

Item 1.01.     Entry into a Material Definitive Agreement.
     BISx International License Agreement with Philips
     On April 14, 2009, Aspect Medical Systems, Inc., or Aspect, entered into a BISx International License Agreement, which we refer to as the License Agreement, with Philips Medizin Systeme Böblingen GmbH, or Philips. Pursuant to the terms of the License Agreement, Aspect has agreed to sell to Philips and Philips has agreed to purchase from Aspect and distribute BISx Kits, BIS Sensors, and certain related parts and accessories manufactured by Aspect, referred to herein as the BISx Products. Philips has agreed that it will only use the BISx Products as components in, incorporated into, or integrated with, systems and products of Philips that Philips, or its affiliates, sells or leases to third-party users in the regular course of business. Unless otherwise defined, all capitalized terms below are defined in the License Agreement.
     Aspect has granted to Philips a non-exclusive, non-transferable worldwide license to use software and certain documentation provided by Aspect solely in connection with the operation of the BISx Products. Philips has the right to sublicense to its affiliates, distributors and sub-distributors. The BISx Products are to be purchased by Philips by means of purchase order. The prices charged by Aspect for the BISx Products are as set forth in the License Agreement, which prices shall be evaluated at least once a year based on market conditions and trends.
     Aspect and Philips agree to make reasonable efforts to keep the implementation of BIS monitoring technology by Philips up to date according to the latest Aspect technology and performance.
     In connection with the BISx Products sold by Aspect pursuant to the License Agreement, Aspect provides a warranty to Philips that such BISx Products will be free from defects in workmanship or materials, when given normal, proper and intended usage for the earlier to expire of (a) eighteen months from the date of its initial shipment to Philips and (b) twelve months from the date of resale by Philips. In the event that Philips exercises its rights in connection with this warranty, Aspect will either repair or replace the BISx Product or a part thereof that Aspect reasonably determines to be covered by the warranty and to be defective in workmanship or materials.
     Pursuant to the terms of the License Agreement, Philips will indemnify Aspect, its affiliates, officers, directors, employees and agents from all liabilities, claims, damages, losses, costs, expenses, demands, suits and actions, collectively which we refer to as Damages, arising out of personal injuries and/or tangible property damage to the extent (a) caused by a defect in the Philips Patient Monitor or in the design of the Monitor Cable, (b) relating to the failure of Philips to incorporate the Aspect Products with Philips Patient Monitors in accordance with the technical information provided by Aspect or (c) relating to any delay or failure by Philips to implement any modification or improvement.
     Pursuant to the terms of the License Agreement, subject to certain limitations, Aspect will indemnify Philips, its affiliates, officers, directors, employees and agents thereof from all Damages arising out of personal injuries and/or tangible property damage to the extent: (a) caused by a defect in the manufacture of the Monitor Cable or a defect in any other Aspect Product or (b) relating to any inaccuracy in the Technical Information provided by Aspect hereunder with respect to the Aspect Products (excluding the Monitor Cable). Subject to some limitations, Aspect also agrees to indemnify and hold harmless Philips, its affiliates, officers, directors, employees and agents thereof from all Damages arising out of any claim that (a) the Licensed Technology infringes on the intellectual property rights of third parties, provided that neither Philips nor its Affiliates own such intellectual property or (b) use of the Aspect Trademarks in accordance with the License Agreement infringes on the trademark, service mark or trade name rights of third parties, provided that neither Philips nor its Affiliates own such trademark, service mark or trade name.
     The initial term of the License Agreement commenced on April 14, 2009 and, unless terminated sooner, expires after three years. The term of the License Agreement shall be renewed automatically for two successive one-year periods, unless either party provides written notice of termination to the other party at least three months prior to the expiration of the License Agreement or any renewal term. The term of the agreement may be renewed by mutual written agreement of the parties prior to the expiration of the initial term. The License Agreement may be terminated for cause upon the occurrence of a material breach or default as to any obligation under the License Agreement by either party and the failure of the breaching party to cure within thirty days after receiving written notice thereof from the non-breaching party of such material breach or default.
     Amendment to OEM Development and Purchase Agreement with General Electric
     On April 15, 2009, Aspect and General Electric Company, acting by and through its GE Healthcare division, or GE Healthcare, entered into Amendment No. 2, which we refer to as the Amendment, to the Purchase Agreement by and between Aspect and GE Healthcare dated as of August 30, 2005, which we refer to as the Purchase Agreement. Unless otherwise defined, all capitalized terms below are defined in the Amendment.
     The Amendment:
•	provides for Aspect and GE Healthcare to execute a Distribution Agreement pursuant to which GE Healthcare may act as a distributor of BIS Sensors in a specified territory;

•	extends the initial term of the Purchase Agreement to December 31, 2011, renewable automatically for successive twelve-month periods unless either party provides notice of termination to the other party at least ninety days prior to expiration of the Purchase Agreement;

•	amends the provision governing BIS Sensor commission payments to limit the commission payments to a limited term based on the total number of BIS units installed by GE Healthcare;

•	modifies marketing authority by granting to GE Healthcare: (a) the exclusive, perpetual, irrevocable, royalty-free right to promote, sell, resell, license, sub-license, distribute and service certain products purchased from Aspect on a world-wide basis; (b) the limited, non-exclusive, perpetual, irrevocable, royalty-free right to sell, resell, license, sub-license, distribute and service limited quantities of certain BIS Sensors to customers who have previously entered into legally binding sensor purchase commitments; (c) the limited, non-exclusive, perpetual, irrevocable, world-wide, royalty-free right to sell, resell, license, sub-license, distribute and service a limited number of BIS Sensors solely to GE Healthcare customers who have purchased a BIS/EEG Module Kit or BISx Kit provided that this limited number of sensors is sold and delivered to the customer at the time of the purchase of the BIS module or BISx technology and (d) the non-exclusive, perpetual, irrevocable, royalty-free right to promote, sell, resell, license, sub-license, distribute and service all other products purchased from Aspect on a world-wide basis;

•	allows Aspect a non-exclusive, royalty-free right to purchase the Smart Chip Module directly from the manufacturer to incorporate into the Custom Sensor, subject to certain conditions;

•	provides that Aspect must certify the integration of products into GE Healthcare’s Patient Monitoring System by verifying the accurate display of BIS; and

•	updates the limitation on liability provisions to include the distribution of products.
Item 8.01.     Other Events.
     On May 7, 2009, our Board of Directors elected John C. O’Connor to serve as its Chairman. Mr. O’Connor has served as a director since 2006. On May 7, 2009, the Board of Directors also elected J. Breckenridge Eagle to serve as its Founder Chairman. J. Breckenridge Eagle served as a director from 1988 to 1991 and the Chairman of our Board of Directors from 1996 to May 7, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT MEDICAL SYSTEMS, INC.
Date: May 13, 2009	By:	/s/ Nassib G. Chamoun
Nassib G. Chamoun
President and Chief Executive Officer